Exhibit 99.1

Strategic Storage Trust VI, Inc. and Strategic Storage Growth Trust III, Inc. to Combine in All-Stock Merger

Merger to Combine Two SmartStop-Sponsored REITs

New portfolio comprised of 37 wholly owned properties, eight joint ventures, and beneficial ownership interest in three DST programs

LADERA RANCH, Calif. – July 14, 2026 - Strategic Storage Trust VI, Inc. ("SST VI" or the "Company"), a publicly registered non-listed real estate investment trust sponsored by an affiliate of SmartStop Self Storage REIT, Inc. ("SmartStop") (NYSE: SMA), and Strategic Storage Growth Trust III, Inc. ("SSGT III"), a private REIT also sponsored by an affiliate of SmartStop, announced today that the companies have entered into a definitive agreement and plan of merger by which SST VI will acquire SSGT III in an all-stock transaction (the “Merger”). The transaction brings together two SmartStop-sponsored REITs, and the combined company is expected to have a total asset value of approximately $1.2 billion.

Under the terms of the agreement, SST VI will acquire all of the real estate owned by SSGT III, consisting of 12 wholly owned self-storage facilities located across four states and three Canadian provinces, comprising approximately 9,215 self-storage units and approximately 1.0 million net rentable square feet. SST VI will also acquire SSGT III’s 50% equity interest in three unconsolidated real estate ventures in British Columbia and Québec, held with subsidiaries of SmartCentres Real Estate Investment Trust, an unaffiliated third party. These consist of one operating self-storage property in Laval, Québec and two parcels of land in Victoria and New Westminster, British Columbia, being developed into self-storage facilities, with estimated completion in 2027. In addition, SST VI will acquire SSGT III’s beneficial interests in three Delaware Statutory Trust ("DST") sponsored programs comprising eight self-storage facilities across five states, representing approximately 5,370 units and approximately 694,800 net rentable square feet.

The combined company will have a portfolio of 37 wholly owned self-storage facilities, representing approximately 29,415 units and 3.2 million net rentable square feet, along with joint venture interests and beneficial interests in DST-sponsored programs.

"This merger is a transformational step for both companies," said H. Michael Schwartz, President and Chief Executive Officer of SST VI and SSGT III. "By bringing SSGT III’s high-quality, growth-oriented portfolio together with SST VI’s existing assets, we are creating a combined company with a fair market value of over $1 billion. That scale meaningfully strengthens our competitive position, sharpens our operating efficiencies, and gives us a stronger platform from which to pursue future growth. We believe this combination also enhances our strategic flexibility and the potential long-term value of the portfolio as we continue to evaluate the best path forward for our stockholders. Because the SSGT III portfolio is already managed within the SmartStop platform, stockholders and customers can expect total continuity of operations throughout the process."

Under the terms of the agreement, SSGT III stockholders will receive one share of SST VI Class A common stock for each share of SSGT III common stock they own. Upon completion of the transaction, existing SST VI stockholders will own approximately 59% of the combined company, and SSGT III stockholders will own approximately 38%, with the remaining approximately 3% held by other SST VI operating partnership unitholders.

The proposed merger is expected to provide several potential benefits to stockholders of both companies, including: continued diversified exposure to the self-storage sector; an anticipated increase in distribution rate for SSGT III stockholders following the Merger; additional economies of scale and improved borrowing terms as a result of the combined company’s greater size; and efficiency of operations given the strong geographic overlap and shared SmartStop Self Storage branding between the two portfolios.

The Merger was unanimously approved by the boards of directors of both SST VI and SSGT III, following unanimous approval and recommendations from the special committees of each board, which are composed entirely of independent directors. The Merger is expected to close during the fourth quarter of 2026, subject to the approval of SSGT III’s stockholders and other customary closing conditions. The transaction is not subject to a financing condition and does not require the approval of SST VI’s stockholders. The merger agreement provides SSGT III with a 42-day "window shop" period, during which the SSGT III special committee may consider unsolicited alternative acquisition proposals from third parties as described in the merger agreement. In the event of a superior proposal, the “window shop” provisions contain customary matching rights for SST VI and a reduced termination payment payable to SST VI if such superior proposal is accepted during the 42-day window. Additional information regarding the Merger and the merger agreement can be found in the Form 8-K filed by SST VI with the Securities and Exchange Commission on July 14, 2026.

Advisors

Robert A. Stanger & Company, Inc. serves as financial advisor, Nelson Mullins Riley & Scarborough LLP serves as legal counsel and Venable LLP serves as special Maryland legal counsel to the SST VI special committee, while KeyBanc Capital Markets Inc. serves as financial advisor and Bass, Berry & Sims PLC and Shapiro Sher Guinot & Sandler, P.A. serve as legal counsel to the SSGT III special committee.

About Strategic Storage Trust VI, Inc. (SST VI)

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of July 14, 2026, SST VI owned 25 operating self-storage properties of which 13 are located in seven states (Arizona, Delaware, Florida, Nevada, Oregon, Pennsylvania and Washington) comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking) and 12 properties located in three Canadian provinces (Alberta, British Columbia and Ontario) comprising approximately 11,185 units and 1,158,015 rentable square feet (including parking) in addition to joint venture interests in five operational properties in two Canadian provinces (Ontario and Québec) and one wholly owned development property in Florida.

About Strategic Storage Growth Trust III, Inc. (SSGT III)

SSGT III is a Maryland corporation that elected to qualify as a REIT for federal income tax purposes. SSGT III’s primary investment strategy is to invest in growth-oriented self-storage facilities and related self-storage real estate investments in the United States and Canada. As of July 14, 2026, SSGT III owned 12 operating self-storage properties of which seven are located in four states (California, Florida, New Jersey and Texas) comprising approximately 6,035 units and 655,275 rentable square feet (including parking) and five properties located in three Canadian provinces (Alberta, British Columbia and Ontario) comprising approximately 3,180 units and 326,190 rentable square feet (including parking) in addition to joint venture interests in one operational and two developmental properties in two Canadian provinces (British Columbia and Québec). In addition, a subsidiary of SSGT III serves as the sponsor of three Delaware Statutory Trusts, which currently own eight operating properties in the United States comprising approximately 5,370 units and 694,800 net rentable square feet.

About SmartStop Self Storage REIT, Inc. (SmartStop)

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA) is a self-managed REIT with a fully integrated operations team of more than 1,000 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary, SmartStop REIT Advisors, LLC, also sponsors other self-storage programs and, through its Managed Platform, offers third-party management services in the U.S. and Canada. As of July 14, 2026, SmartStop has an owned or managed portfolio of 460 operating properties in 36 states, Washington, D.C., and Canada, comprising over 275,000 units and more than 35 million rentable square feet. SmartStop and its affiliates own or manage 52 operating self-storage properties across four provinces in Canada, which total approximately 46,000 units and 4.6 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Additional Information and Where to Find It

In connection with the proposed merger, SST VI intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of SSGT III and will also constitute a prospectus of SST VI. SSGT III intends to mail or otherwise provide to its stockholders the proxy statement/prospectus and other relevant materials, and hold a meeting of its stockholders to obtain the requisite stockholder approval of the merger. BEFORE MAKING ANY VOTING DECISION, SSGT III’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents that SST VI files with the SEC (when available) from the SEC’s website at www.sec.gov and SST VI’s website at https://strategicreit.com/products/sst6/. In addition, the proxy statement/prospectus and other documents filed by SST VI with the SEC (when available) may be obtained from SST VI free of charge by directing a request to the following address: Strategic Storage Trust VI, Inc., Attention: Nicholas M. Look, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger.

Participants in Solicitation Relating to the Merger

SST VI and SSGT III and their respective directors and executive officers, as well as SS Growth Advisor III, LLC, may be deemed, under SEC rules, to be participants in the solicitation of proxies from SSGT III’s stockholders with respect to the proposed merger. Security holders can obtain information regarding the names, affiliations and interests of such persons in SST VI’s proxy statement/prospectus regarding the proposed merger when it becomes available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger and the other transactions contemplated by the merger agreement and all other statements in this press release and any attachments provided with this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SST VI and SSGT III may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to obtain the approval of SSGT III’s stockholders or the failure to satisfy the other closing conditions to the merger; (iii) risks related to disruption of management’s attention from the parties’ ongoing business operations due to the transaction; and (iv) the effect of the announcement of the merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST VI’s and SSGT III’s views as of the date on which such statements were made. SST VI and SSGT III anticipate that subsequent events and developments may cause their views to change. These forward-looking statements should not be relied upon as representing SST VI’s or SSGT III’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST VI are described in the risk factors included in SST VI’s filings with the SEC, including SST VI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the SEC’s website, www.sec.gov. SST VI and SSGT III expressly disclaim a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Contacts

Investor Relations Contact:
David Corak
Senior VP of Corporate Finance and Strategy
SmartStop Self Storage REIT, Inc.
IR@smartstop.com

Media Relations Contact:
Julie Leber
Spotlight Marketing Communications
949-427-1391
Julie@spotlightmarcom.com